Exhibit 99.2

Global Corporate Services (GCS) Bill Concannon President, Global Corporate Services

GCS Overview Clients are global, large occupiers of real estate (Corporations, Healthcare and Government/Non-profit) Long-term client contracts (3 to 5 year term) Strong recurring revenue stream Four Service Lines: Consulting Transaction Management Project Management Facilities Management Increasingly global business with a consultative approach that integrates all service lines Win, Keep, Grow Strategy

Corporations are Increasingly Focused on Real Estate As the second largest expense on the income statement, real estate is being scrutinized for cost savings potential Anticipated regulatory changes demanding greater transparency and management controls Industry restructuring (M&A) exposing excess capacity Repairs 8% Contracts 11% Utilities 15% Payroll 7% Depr/Amort 15% Insurance 4% RE Tax 8% Rent 32% MIS, Telecom, Cabling 12% Furniture & Workstations 20% Construction Labor & Materials 49% Moving Expense 7% Architect/ Engineer 6% Project Mgmt 6% Annual Operating Expenses Annual Capital Expenses

Comprehensive Service Offering FULL SERVICE OFFERING SCOPE Strategic services that optimize account performance Organizational design Process improvement Portfolio and workplace optimization Expense management Transaction Mgmt Consulting Project Mgmt Facilities Mgmt Portfolio-wide execution of brokerage transactions Tenant Representation Site Acquisitions/ Dispositions Sale- Leasebacks Market Research Lease Administration Sourcing and procurement Operations and maintenance Energy services Health, safety and security Environmental sustainability Design and Construction Oversight Program management Moves, adds, changes Capital budgeting Commissioning and certification 200+ global consultants 5,9001+ brokers worldwide $138.8 billion in transactions 2,800 project managers 4,500 professionals (1) Does not include affiliate offices

CBRE’s Global Platform is a Competitive Advantage GCS services client portfolios in 65 countries CBRE has the industry’s leading integrated approach and global platform infrastructure AMERICAS * 211 CBRE Offices 1.3 BSF Managed EMEA* 146 CBRE Offices 333 MSF Managed APAC* 100 CBRE Offices 607 MSF Managed Account Management Infrastructure | Global Consultants | Subject Matter Experts | Performance Management | Integrated Accounting and IT | Local Market Intelligence As of December 31, 2008. Includes affiliate offices.

GCS Value Proposition Systematic approach to driving down occupancy expense Account Management approach with subject matter experts Best-in-class technology Global platform

GCS Targets Long-Term Contracts with Recurring Revenue Brokerage One-off/Local Programs (e.g., Compliance, Operational Refit, Growth, Rebranding) (Single or Multiple Services) Full Service - Domestic Portfolio Full Service – Global Preferred Brokerage & PJM – No Contract Single Transaction + PJM One-off/Local Projects Contract w/ Renewable Term Contract w/ Finite Term No Contract – Deal by Deal GCS Clients Brokerage Clients

GCS Growth Strategy: “Win, Keep, Grow” Today Illustrative Purposes Only Revenue New Clients ("Win") Service Line & Geographic Expansions with Exisiting Clients ("Grow") Existing Base of Renewable Business ("Keep")

Four Areas Drive GCS Growth 10-year term FM and PJM 50 MSF Healthcare vertical 5-year term full-service contract 6 MSF FM and TM in 65+ countries 19 MSF 650 properties Expansion from FM to global PJM 24 MSF 87 countries I II III IV Services Add service lines to new and existing clients Geography Expand clients into broader geographies Industry Sectors/ Asset Types Penetrate new sectors and diversify asset classes Term Renew and increase contract term

Spotlight: Bank of America Global Full Service Relationship Currently serving 24 states and expanding portfolio by another 10% Account has approximately 825 dedicated CBRE employees Includes portfolio in EMEA, Asia Pacific, and Latin America Diverse Asset Classes: Office, Retail, Critical Facilities Today Continued to grow account via service line and geographic expansions Over last 16 years: Signed initial outsourcing contract with NationsBank for facilities management services in the Mid-South 1993: BAC cited these key factors in the decision to expand with CBRE: Our comprehensive business plan and savings initiatives The talent of our professionals Our responsiveness to their requirements Renewal and Expansion

GCS has a robust global pipeline

- Strong Overall Pipeline through 9/30/09:
  - ~15% increase in number of RFPs received YOY
  - ~25% increase in number of RFPs with facilities management in scope YOY
  - ~40% increase in revenue growth from new accounts YOY
- Growing Demand for Global Capabilities
  - ~20% increase in multi-regional RFPs YOY thru 9/30/09
  - ~35% of YTD new accounts are multi-regional

CBRE
CB RICHARD ELLIS

CB Richard Ellis | Page 11

Government and Healthcare Sectors Embracing GCS

Opportunity:

- U.S. Federal portfolio = ~3.3 billion sf (~900,000 properties)[1]
- $20 billion in annual spend for operations of government-owned and leased facilities[1]
- Top 100 hospital systems = ~1 billion sf

Sampling of Existing Client Base:

Government Sector	Healthcare Sector
State of Maryland	West Penn Allegheny Health System
FDIC	Cleveland Clinic
Ontario Realty Corporation / Société immobilière de l'Ontario	Baylor Health Care System
	US Oncology – Advancing Cancer Care in America

(1) Federal Real Property report, 2008

CBRE
CB RICHARD ELLIS

CB Richard Ellis | Page 12

GCS 2010 Game Plan Continue Industry Leadership in Global GCS Business Company-wide focus on client service and renewing contracts with extended term Client expansion strategies via service lines and geography Expand FM in markets worldwide Pursue industry verticals with strong growth potential